UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2025

GRIFFON CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-06620	11-1893410

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 957-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 par value	GFF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or By-laws

Amendment to Certificate of Incorporation

The Board of Directors (the “Board”) of Griffon Corporation (“Griffon”) previously approved an amendment (the “Charter Amendment”) to Griffon’s Certificate of Incorporation (the “Charter”), subject to the approval by Griffon’s shareholders (the “Shareholders”) at Griffon’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Shareholders approved the Charter Amendment on March 11, 2025, as discussed in Item 5.07 below. The Charter Amendment approved by the Board, and subsequently approved by the Shareholders, provides as follows:

•Article FIFTH of the Charter was amended to reduce the size of the Board from a range of twelve to fourteen directors to a range of nine to eleven directors.

•Article FOURTEENTH of the Charter was amended to provide for the exculpation of certain Griffon officers from breaches of fiduciary duty to the extent permitted by Delaware law.

The Charter Amendment approved by the Shareholders was made effective by filing with the Secretary of State of the State of Delaware on March 11, 2025. The foregoing discussion of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Amendment to Bylaws

In connection with the foregoing Charter Amendment, the Board also approved, contingent on Shareholder approval of the Charter Amendment, Amendment No. 3 to Griffon’s Amended and Restated By-laws (the “By-law Amendment”). The By-law Amendment contains a conforming amendment related to the Charter Amendment, to reduce the size of the Board from a range of twelve to fourteen directors to a range of nine to eleven directors.

The foregoing discussion of the By-law Amendment is qualified in its entirety by reference to the full text of the By-law Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 11, 2025, Griffon held the Annual Meeting. Of the 48,059,823 shares of common stock outstanding and entitled to vote, 44,400,968 shares, or 92.4%, were represented at the meeting in person or by proxy, and therefore a quorum was present. The final results for each of the matters submitted to a vote of Shareholders at the Annual Meeting are as follows:

Item No. 1: Each of Henry A. Alpert, Jerome L. Coben, H. C. Charles Diao, Louis J. Grabowsky, Lacy M. Johnson, Ronald J. Kramer, James W. Sight, Samanta Hegedus Stewart, Kevin F. Sullivan, Michelle L. Taylor and Cheryl L. Turnbull were elected to serve on the Board until Griffon’s 2026 Annual Meeting of Shareholders, by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes

Henry A. Alpert	39,126,240	1,484,790	3,789,938
Jerome L. Coben	38,603,201	2,007,829	3,789,938
H. C. Charles Diao	39,700,248	910,782	3,789,938
Louis J. Grabowsky	39,595,852	1,015,178	3,789,938
Lacy M. Johnson	37,535,711	3,075,319	3,789,938
Ronald J. Kramer	38,796,467	1,814,563	3,789,938
James W. Sight	40,163,865	447,165	3,789,938
Samanta Hegedus Stewart	38,065,764	2,545,266	3,789,938
Kevin F. Sullivan	39,641,260	969,770	3,789,938
Michelle L. Taylor	40,108,738	502,292	3,789,938
Cheryl L. Turnbull	38,493,811	2,117,219	3,789,938

Item No. 2: The Shareholders approved the amendment to the Charter to reduce the size of the Board from a range of twelve to fourteen directors to a range of nine to eleven directors, as disclosed in the Proxy Statement, by the votes set forth below:

For	Against	Abstain
44,189,135	186,733	25,100

Item No. 3: The Shareholders approved an amendment to our Certificate of Incorporation to provide for the exculpation of certain officers from breaches of fiduciary duty to the extent permitted by Delaware law, as disclosed in the Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
37,582,065	2,784,323	244,642	3,789,938

Item No. 4: The Shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
36,193,315	4,137,829	279,886	3,789,938

Item No. 5: The Shareholders ratified the appointment of Grant Thornton LLP as Griffon’s independent registered public accounting firm for fiscal 2025, by the votes set forth below:

For	Against	Abstain
44,024,795	306,607	69,565

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Griffon Corporation.
3.2	Amendment No. 3 to Amended and Restated By-laws of Griffon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By: /s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President
Date: March 13, 2025